Exhibit 4.8

Dated      May 2007

DRYSHIPS INC.
as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

HSH NORDBANK AG
as Agent and Security Trustee

- and -

HSH NORDBANK AG
as Lead Arranger and Lead Bookrunner

- and -

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
as Joint Bookrunner

- and-

HSH NORDBANK AG and
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND
as Joint Underwriters

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Part B of Schedule 1
as Swap Banks

AMENDING AND RESTATING AGREEMENT

relating to a term loan and short-term credit facilities of up to US$692,051,350.33 in aggregate to refinance certain existing indebtedness, to provide working capital and to finance part of the purchase price of certain additional vessels

WATSON, FARLEY & WILLIAMS
Piraeus

INDEX

Clause		Page

1	INTERPRETATION	2

2	AGREEMENT OF ALL PARTIES TO THE AMENDMENT OF THE LOAN AGREEMENT, MASTER AGREEMENTS AND EXISTING FINANCE DOCUMENTS	2

3	CONDITIONS PRECEDENT	3

4	REPRESENTATIONS AND WARRANTIES	3

5	AMENDMENT OF LOAN AGREEMENT, MASTER AGREEMENTS AND EXISTING FINANCE DOCUMENTS	4

6	FURTHER ASSURANCES	5

7	FEES AND EXPENSES	5

8	NOTICES	5

9	SUPPLEMENTAL	6

10	LAW AND JURISDICTION	6

SCHEDULE 1		7

PART A		7

LENDERS AND COMMITMENTS		7

PART B		8

SWAP BANKS		8

EXECUTION PAGES		9

SECURITY PARTIES’ CONFIRMATION		12

APPENDIX FORM OF AMENDED AND RESTATED LOAN AGREEMENT MARKED TO INDICATE AMENDMENTS TO THE LOAN AGREEMENT		15

THIS AGREEMENT is made on         May 2007

BETWEEN

(1)	DRYSHIPS INC. a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960 as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Part A of Schedule 1, as Lenders;

(3)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany, as Agent;

(4)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany, as Security Trustee;

(5)	HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20092, Germany, as Lead Arranger and as Lead Bookrunner;

(6)	THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND acting through its office at Pentland House, 8 Lochside Avenue, Edinburgh EH12 9DJ, Scotland, as Joint Bookrunner;

(7)
HSH NORDBANK AG acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND acting through its office at Pentland House, 8 Lochside Avenue, Edinburgh EH12 9DJ, Scotland, as Joint Underwriters; and

(8)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Part B of Schedule 1, as Swap Banks.

BACKGROUND

(A)
By a loan agreement dated 31 March 2006 (as supplemented and amended by a supplemental letter dated 15 May 2006 and as further amended and supplemented by a supplemental agreement dated 29 November 2006, the “Loan Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee, (v) the Lead Arranger, (vi) the Lead Bookrunner, (vii) the Joint Bookrunner, (vii) the Joint Underwriters and (ix) the Swap Banks, the Lenders agreed to make available to the Borrower both term loan and short-term credit facilities of up to US$555,860,680.62 in aggregate.

(B)	The aggregate principal amount outstanding under the Loan Agreement as at the date of this Agreement is US$476,188,110.

(C)
By two ISDA master agreements (each on the 1992 ISDA Master Agreement (Multicurrency-crossborder) form) and each dated 31 March 2006 (the “Master Agreement”) made between the Borrower and a Swap Bank, the Borrower has entered into or will enter into certain Designated Transactions (as such term is defined in the said Loan Agreement) pursuant to separate Confirmations (as such term is defined in the said Loan Agreement).

(D)	Subject to the terms and conditions of this Agreement, the Lenders have agreed:

(i)	to an increase in the Credit Facility of up to $152,040,000 in order to assist the Borrower in part-financing the purchase price of certain Additional Ships and certain Identified Ships; and

(ii)
to grant an option to the Borrower allowing mandatory prepayment amounts of up to $165,600,000 (of which an amount of $63,823,240.33 represents the aggregate mandatory prepayment amounts made on or prior to the date of this Agreement) in aggregate (which amounts are due and payable upon the sale of any Existing Ship) to be re-borrowed.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Amended and Restated Loan Agreement”  means the Loan Agreement as amended and restated by this Agreement in the form set out in the Appendix;

“Effective Date”  means the date on which the Agent notifies the Borrower and the Creditor Parties that the conditions precedent in Clause 3 have been fulfilled;

“Existing Finance Documents”  means the Finance Documents to which the Borrower is a party which have been executed prior to the date hereof;

“Loan Agreement”  means the loan agreement dated 31 March 2006 (as supplemented and amended by a supplemental letter dated 15 May 2006 and as further amended and supplemented by a supplemental agreement dated 29 November 2006) referred to in Recital (A);

“Mortgage Amendment”  means, in relation to each Existing Ship which is the subject of a Mortgage as at the date of this Agreement, the amendment to the Mortgage relating to that Existing Ship, executed or to be executed by the relevant Owner in favour of the Security Trustee in such form as the Lenders may approve or require; and

“Security Parties’ Confirmation”  means the confirmation set out at the end of this Agreement executed or to be executed by the Security Parties.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2, 1.5 and 1.6 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF ALL PARTIES TO THE AMENDMENT OF THE LOAN AGREEMENT, MASTER AGREEMENTS AND EXISTING FINANCE DOCUMENTS

2.1
Agreement of the parties to this Agreement.  The parties to this Agreement agree, subject to and upon the terms and conditions of this Agreement, to the amendment of the Loan Agreement, the Master Agreements and the Existing Finance Documents to be made pursuant to Clauses 5.1, 5.2, 5.3 and 5.4.

2.2	Effective Date. The agreement of the parties to this Agreement contained in Clause 2.1 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the parties to this Agreement contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent.  The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before 15 April 2007 or such later date as the Joint Underwriters may agree with the Borrower:

(a)
in relation to the Borrower and each Owner of an Existing Ship, documents of the kind specified in paragraphs 2, 3, 4 and 5 of Part A of Schedule 5 of the Loan Agreement with appropriate modifications to refer to this Agreement, the Security Parties’ Confirmation and each Mortgage Amendment insofar as each is a party thereto;

(b)	a duly executed original of this Agreement duly executed by the parties to it;

(c)	evidence that an amount of not less than $5,000,000 is standing to the credit of the Debt Service Reserve Account;

(d)	all documentation required by each Creditor Party in relation to the Borrower and any Security Party pursuant to that Creditor Party’s “know your customer” requirements;

(e)
a compliance certificate (in the form set out in Schedule 8 of the Loan Agreement) demonstrating the compliance by the Borrower (or not, as the case may be) with the provisions of Clause 12.4 of the Loan Agreement (such compliance to be determined by reference to the audited annual consolidated accounts of the Group for the Financial Year ended 31 December 2006) signed by the chief financial officer of the Borrower;

(f)	documentary evidence that the agent for service of process named in Clause 30 of the Loan Agreement has accepted its appointment under this Agreement and the other Finance Documents;

(g)
favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands, Malta, England, Germany and such other relevant jurisdictions as the Agent may require;

(h)	if the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent;

(i)	a duly executed original of each Mortgage Amendment;

(j)
documentary evidence that each Mortgage Amendment has been duly registered against the relevant Existing Ship as a valid amendment to the Mortgage over that Existing Ship according to the laws of Malta;

(k)	a duly executed original of the Security Parties’ Confirmation;

(l)
any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Lender may request by notice to the Borrower prior to the Effective Date; and

(m)	evidence that the Agent has received the fees payable under Clause 7.1.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Loan Agreement representations and warranties.  The Borrower represents and warrants to the Agent that the representations and warranties in Clause 10 of the Loan Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, each Mortgage Amendment, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2
Repetition of representations and warranties under Existing Finance Documents.  The Borrower represents and warrants to the Agent that the representations and warranties in the Existing Finance Documents to which it is a party, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, each Mortgage Amendment, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENT OF LOAN AGREEMENT, MASTER AGREEMENTS AND EXISTING FINANCE DOCUMENTS

5.1	Amendments to Loan Agreement.

(a)	With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended and restated in the form of the Amended and Restated Loan Agreement.

(b)
As so amended and restated pursuant to (a) above, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated save that for the avoidance of doubt Sumitomo Mitsui Banking Corporation shall not participate in any Identified Ship Advances to be made available after the date of this Agreement.

5.2
Amendments to the agreed form of Finance Documents yet to be executed.  With effect on and from the Effective Date any agreed form Finance Documents shall be amended with such logical changes as are necessary to reflect the arrangements hereunder.

5.3
Amendments to Master Agreements.  With effect on and from the Effective Date each Master Agreement shall be, and shall be deemed by this Agreement to be, amended so that the definition of, and references throughout to, the Loan Facility and the Credit Support Documents shall be construed as if the same referred to the Loan Agreement and those Credit Support Documents as amended and restated or supplemented by this Agreement and each Mortgage Amendment.

5.4
Amendments to Existing Finance Documents.  With effect on and from the Effective Date each of the Existing Finance Documents (other than the Mortgage on each Existing Ship which shall be amended and supplemented by the relevant Mortgage Amendment) shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Existing Finance Documents to, the Loan Agreement, the Master Agreements and any of the Existing Finance Documents shall be construed as if the same referred to the Loan Agreement, the Master Agreements and those Existing Finance Documents as amended and restated or supplemented by this Agreement;

(b)
the definition of, and references throughout each of the Existing Finance Documents to, each Mortgage, shall be construed as if the same referred to each such Mortgage as amended and supplemented by the relevant Mortgage Amendment; and

(c)
by construing references throughout each of the Existing Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Existing Finance Documents as amended and supplemented by this Agreement.

5.5
The Master Agreements and the Existing Finance Documents to remain in full force and effect.  Each Master Agreement and the Existing Finance Documents shall remain in full force and effect, as amended by:

(a)	the amendments contained or referred to in Clause 5.3 and 5.4 and each Mortgage Amendment; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s obligations to execute further documents etc. The Borrower shall:

(a)
execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Agent may, by notice to the Borrower, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Agent intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and restated or supplemented by this Agreement, or by the relevant Mortgage Amendment; and

(b)	implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances.  The Agent may specify the terms of any document to be executed by the Borrower under Clause 6.1, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its interests.

7	FEES AND EXPENSES

7.1	Facility fees. The Borrower shall pay to the Agent any fees previously agreed in writing between the Agent and the Borrower.

7.2
Expenses.  The Borrower shall reimburse to the Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Agent or any other Creditor Party in connection with the negotiation, preparation and execution of this Agreement, each Mortgage Amendment and the Security Parties’ Confirmation.

8	NOTICES

8.1
General.  The provisions of Clause 28 (Notices) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2
Third party rights.  Other than a Creditor Party, no person who is not a party to this Agreement has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions.  The provisions of clause 30 (Law and Jurisdiction) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

PART A

LENDERS AND COMMITMENTS

Lender	Lending Office	Term Loan Commitment (US Dollars)	Re-borrowing Commitment (in addition to Term Loan Commitment) (US Dollars)	Credit Facility Commitment (US Dollars)	Total Participation (US Dollars)

HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 D-20095 Hamburg Germany	149,273,641	22,127,767.03	52,712,862.59	224,114,270.62

The Governor and Company of the Bank of Scotland	Pentland House 8 Lochside Avenue Edinburgh EH12 9DJ Scotland	42,106,971	7,764,274.82	18,496,089.19	68,367,335.01

Alliance & Leicester Commercial Finance plc	Carlton Park Narborough Leicester LE19 0AL England	36,166,032	4,847,314.07	11,547,292.61	52,560.638.68

Bayerische Hypo-und Vereinsbank AG	Alter Wall 22 20457 Hamburg Germany	49,728,293	6,665,056.85	15,877,527.33	72,270,877.18

Commerzbank Aktiengesellschaft	Ness 7-9 D-20457 Hamburg Germany	90,415,079	12,118,285.17	28,868,231.50	131,401,595.67

Natixis	45 rue Saint Dominique 75007 Paris France	31,645,277	4,241,399.81	10,103,881.03	45,990,557.84

Sumitomo Mitsui Banking Corporation, Brussels Branch	Avenue des Arts 58 Box 18 1000 Brussels Belgium	31,645,277	0.00	0.00	31,645,277

Dresdner Bank AG	Jungfernstieg 22 20349 Hamburg Germany	45,207,539	6,059,142.58	14,434,115.75	65,700,797.33

PART B

SWAP BANKS

HSH Nordbank AG	Martensdamm 6 D-24103 Kiel Germany
HBOS Treasury Services Plc	33 Old Broad Street London EC2N 1HZ England

EXECUTION PAGES

BORROWER

SIGNED by	)
For and on behalf of	)
DRYSHIPS INC.	)

LENDERS

SIGNED by	)
For and on behalf of	)
HSH NORDBANK AG	)

SIGNED by	)
For and on behalf of	)
THE GOVERNOR AND COMPANY OF	)
THE BANK OF SCOTLAND	)

SIGNED by	)
For and on behalf of	)
ALLIANCE & LEICESTER	)
COMMERCIAL FINANCE PLC	)

SIGNED by	)
For and on behalf of	)
BAYERISCHE HYPO-UND	)
VEREINSBANK AG	)

SIGNED by	)
For and on behalf of	)
COMMERZBANK	)
AKTIENGESELLSCHAFT	)

SIGNED by	)
For and on behalf of	)
NATIXIS (formerly NAXTEXIS BANQUES	)
POPULARIES))

SIGNED by	)
For and on behalf of	)
DRESDNER BANK AG	)

SIGNED by	)
For and on behalf of	)
SUMITOMO MITSUI BANKING	)
CORPORATION	)

AGENT

SIGNED by	)
For and on behalf of	)
HSH NORDBANK AG	)

SECURITY TRUSTEE

SIGNED by	)
For and on behalf of	)
HSH NORDBANK AG	)

LEAD ARRANGER/LEAD BOOKRUNNER

SIGNED by	)
For and on behalf of	)
HSH NORDBANK AG	)

JOINT BOOKRUNNER

SIGNED by	)
For and on behalf of	)
THE GOVERNOR AND COMPANY	)
OF THE BANK OF SCOTLAND	)

JOINT UNDERWRITERS

SIGNED by	)
For and on behalf of	)
HSH NORDBANK AG	)

SIGNED by	)
For and on behalf of	)
THE GOVERNOR AND COMPANY OF	)
THE BANK OF SCOTLAND	)

SWAP BANKS

SIGNED by	)
For and on behalf of	)
HSH NORDBANK AG	)

SIGNED by	)
For and on behalf of	)
HSH NORDBANK AG	)

SIGNED by	)
For and on behalf of	)
HBOS TREASURY SERVICES PLC	)

Witness to all the	)
above signatures	)

Name:
Address:

SECURITY PARTIES’ CONFIRMATION

COUNTERSIGNED  this day      of May 2007 for and on behalf of the below companies each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Amendment and Restatement Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement.

for and on behalf of	for and on behalf of
WEALTH MANAGEMENT INC.	CELINE SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
HYDROGEN SHIPPING COMPANY LIMITED	TEMPO MARINE CO.

for and on behalf of	for and on behalf of
ANNAPOLIS SHIPPING COMPANY LIMITED	LANCAT SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
TOLAN SHIPPING COMPANY LIMITED	MALVINA SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
ARLETA NAVIGATION COMPANY LIMITED	SELMA SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
ROYERTON SHIPPING COMPANY LIMITED	SAMSARA SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
LANSAT SHIPPING COMPANY LIMITED	FARAT SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
MADRAS SHIPPING COMPANY LIMITED	IGUANA SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
BORSARI SHIPPING COMPANY LIMITED	FELICIA NAVIGATION LIMITED

for and on behalf of	for and on behalf of
ZATAC SHIPPING COMPANY LIMITED	ONIL SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
FAGO SHIPPING COMPANY LIMITED	FABIANA NAVIGATION COMPANY LIMITED

for and on behalf of	for and on behalf of
KARMEN SHIPPING COMPANY LIMITED	THELMA SHIPPING COMPANY LIMITED

for and on behalf of	for and on behalf of
ARGO OWNING COMPANY LIMITED	MATERNAL OWNING COMPANY LIMITED

for and on behalf of	for and on behalf of
PATERNAL OWNING COMPANY LIMITED	STAR RECORD OWNING LIMITED

for and on behalf of
SEAVENTURE SHIPPING COMPANY LIMITED

APPENDIX

FORM OF AMENDED AND RESTATED LOAN AGREEMENT MARKED TO INDICATE AMENDMENTS TO THE LOAN AGREEMENT

Amendments are indicated as follows:

1	additions are indicated by underlined text; and

2	deletions are shown by the relevant text being struck out.